Exhibit 99.2
FOR IMMEDIATE RELEASE

Cardinal Health announces the addition of Solaris Health, the country’s leading urology MSO, to The Specialty Alliance

•Adds over 750 providers to Cardinal Health’s multi-specialty MSO platform, The Specialty Alliance
•Joins with recent urology acquisitions to bolster The Specialty Alliance’s leadership in the urology therapeutic area
•Cardinal Health MSO platforms reach ~3,000 providers in 32 states upon transaction close

DUBLIN, Ohio, August 12, 2025 – Cardinal Health (NYSE: CAH) today announced that The Specialty Alliance, its multi-specialty management services organization (MSO) platform, has entered into a definitive agreement to acquire Solaris Health, the country's leading urology MSO, from Lee Equity Partners and Solaris Health physician owners.

The transaction accelerates Cardinal Health's multi-specialty growth strategy by extending the reach of The Specialty Alliance, led by CEO James Weber, MD. Taken together with the recent acquisitions of Urology America and Potomac Urology and the just-completed acquisition of Academic Urology & Urogynecology, the acquisition of Solaris Health brings immediate scale to the Urology Alliance within The Specialty Alliance.

Cardinal Health will provide approximately $1.9 billion in cash to The Specialty Alliance to enable the acquisition and will own approximately 75% of The Specialty Alliance after its acquisition of Solaris Health. Solaris Health physicians and several members of management will join GI Alliance physician owners and management as equity holders and operators in The Specialty Alliance.

Solaris Health supports more than 750 providers across more than 250 practice locations in 14 states, with extensive reach into the local communities they serve. Solaris Health’s resilient model and diverse revenue streams result from supporting a broad array of ancillary services, underpinned by a national MSO infrastructure.

"Accelerating Specialty growth remains our top priority," said Jason Hollar, CEO, Cardinal Health. "As we previously highlighted, urology is an attractive specialty for us, and we are well-positioned to meet the comprehensive needs of community urologists through the robust combined capabilities of The Specialty Alliance, Specialty Networks and Cardinal Health."

“The formation of our Urology Alliance within The Specialty Alliance marks a significant step in expanding our multi-specialty model to meet patient needs across more communities,” said Dr. Weber. “As a physician, I know firsthand that integrated, coordinated care is critical to improving outcomes. By bringing Solaris Health’s leading urology network into our platform, we’re helping specialty providers focus more of their time and energy where it matters most, on their patients. Together, we’re advancing a model that empowers physicians and prioritizes the highest standards of care.”

Exhibit 99.2
“Joining The Specialty Alliance’s Urology Alliance strengthens our ability to deliver exceptional, patient-centered care through a physician-led, national platform,” said Gary Kirsh, MD, CEO, Solaris Health. “This partnership expands our collaborative network of urology providers, allowing physicians to optimize care delivery and enhance patient access to specialized services in their local communities.”

Following the closing of the transaction, Dr. Kirsh will retire from his role leading Solaris Health and serve as a Senior Advisor to Cardinal Health.

“Lee Equity would like to thank Dr. Kirsh for his visionary leadership and congratulate him on building the leading platform in urology,” said Christian Chauvet, Partner, Lee Equity. “Dr. Kirsh has been a steadfast champion of independent medicine for his entire career, and we are proud to see Solaris Health and its exceptional physician base continue this legacy by joining the Urology Alliance.”

Cardinal Health expects the transaction to close by the end of calendar year 2025, subject to closing conditions, including the receipt of required physician and regulatory approvals. The transaction is expected to be slightly accretive to Cardinal Health's non-GAAP earnings per share (EPS) in the first 12 months following close. Cardinal Health expects to include the expected impact to its fiscal year 2026 guidance after the acquisition is completed.

Capital Deployment
In connection with the announcement of the acquisition, Cardinal Health reaffirmed its disciplined capital allocation framework. The company intends to finance the acquisition with a combination of cash on hand and new debt financing and plans to take a focused approach to paying down debt over the next 18 to 24 months. The company does not expect its deleveraging plans to change its previously outlined share repurchases and continues to expect to be within its targeted leverage range by the end of fiscal 2026.

Advisors
Goldman Sachs served as financial advisor to Cardinal Health on the acquisition of Solaris Health and Skadden, Arps, Slate, Meagher & Flom LLP and Katten Muchin Rosenman LLP served as legal advisors on the transaction. Centerview Partners served as financial advisor to Solaris Health and McDermott, Will & Emery served as legal advisor on the transaction. Goldman Sachs, BofA Securities and Wells Fargo serve as lead advisors on financing matters related to the acquisition.

About Cardinal Health
Cardinal Health is a distributor of pharmaceuticals and specialty products; a global manufacturer and distributor of medical and laboratory products; a supplier of home-health and direct-to-patient products and services; an operator of nuclear pharmacies and manufacturing facilities; and a provider of performance and data solutions. Our company's customer-centric focus drives continuous improvement and leads to innovative solutions that improve people's lives every day. Learn more about Cardinal Health at cardinalhealth.com and in our Newsroom.

About Solaris Health
Solaris Health is the leading U.S. healthcare management company in the urological field. Its affiliated medical practices have over 750 providers who annually care for over one million unique patients in 14 states. These practices and their providers are committed to enhancing access to specialty healthcare and continually improving patient outcomes. Empowering community providers allows them to make sure that every decision they make puts patient care at the forefront. Solaris Health is growing to meet the changing needs of healthcare providers, and to help them develop innovative ways to better deliver value and state-of-the-art care

Exhibit 99.2
to their patients. Solaris Health is proud to be among the most innovative healthcare management companies in the United States. Visit www.solarishealthpartners.com.

About Lee Equity Partners, LLC
Lee Equity Partners, LLC is a middle-market private equity firm that partners with businesses in the financial and healthcare services sectors. Over nearly two decades the firm has utilized its thematic based investment strategy and deep sector knowledge to identify and partner with talented management teams to accelerate growth and build market leading businesses. Additional information is available at leeequity.com.

Contacts
Media: Erich Timmerman, erich.timmerman@cardinalhealth.com and (614) 553-3853
Investors: Matt Sims, matt.sims@cardinalhealth.com and (614) 553-3661

Cautions Concerning Forward-Looking Statements
This news release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as "expect," "anticipate," "intend," "plan," "believe," "will," "should," "could," "would," "project," "continue," "likely," and similar expressions, and include statements reflecting future results or guidance, statements of outlook, and various accruals and estimates. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include risks associated with our planned acquisition of Solaris Health, including the risk that we may not receive required regulatory approval or physician consents or otherwise fail to complete the transaction; the risk that we may fail to realize the anticipated strategic and financial benefits of the acquisition, whether as a result of external factors that may impact the profitability of the business or due to unforeseen challenges. Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health's Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports. This news release reflects management's views as of August 12, 2025. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement. Forward-looking statements are aspirational and not guarantees or promises that goals, targets or projections will be met, and no assurance can be given that any commitment, expectation, initiative or plan in this news release can or will be achieved or completed.